SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                _______________________________________

                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of earliest event reported)
                           November 18, 1994


                        U.S. Trust Corporation
          (Exact name of registrant as specified in Charter)


        New York           0-8709               13-29227955
     (State or other     (Commission         (I.R.S. Employer
     jurisdiction of     File Number)        Identification No.)
     incorporation)

     114 West 47th Street, New York, New York      10036
     (Address of Principal Executive Offices)     Zip Code




     Registrant's telephone number,
     including area code:  (212) 852-1000









                          Page 1 of 185 pages.

                      Exhibit Index is on page 5

     Item 5.  Other Events

               On November 18, 1994, U.S. Trust Corporation
     ("U.S. Trust") and The Chase Manhattan Corporation ("Chase") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Chase will acquire U.S. Trust's institutional custody, mutual funds servicing and unit trust businesses (collectively, the "Processing Businesses") for $363.5 million in Chase common stock.

               U.S. Trust will effect the sale of the Processing Businesses in a two-step transaction. First, U.S. Trust will spin-off (the "Spin-off") to its shareholders its asset management, private banking, special fiduciary and corporate trust businesses (collectively, the "Core Businesses") to a new holding company ("New Holdings") to be named U.S. Trust Corporation, with a new bank subsidiary ("New Trustco") to be named United States Trust Company of New York. In the Spin-off, U.S. Trust shareholders will receive shares in New Holdings on a share-for-share basis. The Spin-off will be effected pursuant to an Agreement and Plan of Distribution (the "Distribution Agreement") to be entered into between U.S. Trust and New Holdings and a Contribution and Assumption Agreement (the "Contribution Agreement") to be entered into between United States Trust Company of New York and New Trustco. Immediately after the Spin-off, U.S. Trust, then holding only the Processing Businesses, will be merged with and into Chase.

               In the Merger, U.S. Trust shareholders will receive, assuming approximately 9.7 million shares of U.S. Trust common stock are outstanding at the time of the merger, approximately $37.47 in Chase common stock for each share of U.S. Trust. In the event the price of Chase common stock is below $31 per share at the time of the merger, the number of shares that Chase will issue in the merger will be limited to 11,725,806. There is no minimum number of shares to be issued by Chase in the merger.

               In connection with executing the Merger Agreement, U.S. Trust and Chase executed a term sheet (the "Services Agreement Term Sheet") setting forth the principal terms upon which Chase will provide operational services to U.S. Trust's Core Businesses. Prior to the merger, U.S. Trust and Chase will enter into a definitive services agreement incorporating the terms of the Services Agreement Term Sheet.

               In addition, immediately prior to the merger, U.S. Trust and Chase will execute a Tax Allocation Agreement (the "Tax Allocation Agreement"), providing for certain tax indemnities, and a Post Closing Covenants Agreement (the "Post Closing Covenants Agreement"), providing for indemnities relating to the Processing Businesses and a non-compete agreement by U.S. Trust with respect to conducting operations in competition with the Processing Businesses.

               The Spin-off and the merger are each subject to approval by U.S. Trust's shareholders, as well as receipt of certain regulatory approvals, including approval by the Federal Reserve Board and state banking authorities and receipt by U.S. Trust of a favorable Internal Revenue Service ruling regarding the tax-free nature of the transaction.

               Copies of the Merger Agreement, the Distribution Agreement, the Contribution Agreement, the Post Closing Covenants Agreement, the Tax Allocation Agreement and the Services Agreement Term Sheet are attached hereto as
     Exhibit 2, Exhibit 3, Exhibit 4, Exhibit 5, Exhibit 6 and
     Exhibit 7, respectively, and are incorporated herein by reference.

               Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   U.S. TRUST CORPORATION
                                         (Registrant)



                                   /s/ Richard E. Brinkmann
                                   -------------------------
                                   Richard E. Brinkmann
                                   Senior Vice President and
                                   Comptroller


     Dated:  November 22, 1994

                             EXHIBIT INDEX



      Exhibit
      Number                            Description

        1                   Press release dated November 18,
                            1994
        2                   Agreement and Plan of Merger, dated
                            as of November 18, 1994, by and
                            between The Chase Manhattan
                            Corporation and U.S. Trust
                            Corporation

        3                   Form of Agreement and Plan
                            Distribution

        4                   Form of Contribution and Assumption
                            Agreement
        5                   Form of Post Closing Covenants
                            Agreement

        6                   Form of Tax Allocation Agreement

        7                   Services Agreement Term Sheet